EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-KSB of First National Corporation for the year ended December 31, 2003, I, M. Shane Bell, Senior Vice President and Chief Financial Officer of First National Corporation, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)

such Form 10-KSB for the year ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Form 10-KSB for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of First National Corporation.

/s/ M. Shane Bell

M. Shane Bell

Senior Vice President and Chief Financial Officer

Date: March 12, 2004